UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2009, Jarden Corporation (the “Company” or “Jarden”) entered into Amendment No. 12 to its Credit Agreement (as defined below) (the “Credit Agreement Amendment”) amending certain provisions of the Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the lenders and letter of credit issuers, Citicorp USA, Inc., as syndication agent for the lenders and letter of credit issuers and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents for the lenders and letter of credit issuers. All terms used herein without definition shall have the respective meanings given such terms in the Credit Agreement.

Pursuant to the Credit Agreement Amendment, the term loan lenders were given the opportunity to extend the maturity of $600 million aggregate principal amount of such term loans by three years by converting all or a portion of such lenders’ loans into a new loan tranche having a maturity date of January 26, 2015. The new loan tranche was fully subscribed. The Base Rate Loan and Eurodollar Rate Loan margins with respect to such converted term loans will be increased to 2.25% and 3.25%, respectively. The maturity date and interest margins with respect to unconverted term loans will remain unchanged. No additional indebtedness has been issued by the Company in connection with the Credit Agreement Amendment.

Additionally, pursuant to the Credit Agreement Amendment: (i) the size of the Company’s allowed accounts receivable securitization basket was increased from $250 million to $400 million and the size of its general debt basket was increased from $75 million to $150 million; (ii) several additional lenders were added as eligible letter of credit issuers under the Credit Agreement; and (iii) certain other minor agreements, obligations, covenants, representations and warranties of the parties thereto have been amended, modified and/or supplemented.

In connection with the execution of the Credit Agreement Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Credit Agreement Amendment and agreed that the terms of the Credit Agreement Amendment shall not affect in any way its obligations and liabilities under any loan document by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

A copy of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The foregoing summary description of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty, copies of which are attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K, which discussion is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 12 to Credit Agreement, dated as of August 20, 2009, among Jarden Corporation, Deutsche Bank AG New York Branch, as administrative agent, Citicorp USA, Inc., as syndication agent, and each lender identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2009

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit
10.1	Amendment No. 12 to Credit Agreement, dated as of August 20, 2009, among Jarden Corporation, Deutsche Bank AG New York Branch, as administrative agent, Citicorp USA, Inc., as syndication agent, and each lender identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.